DISPOSITION AGREEMENT

This Disposition Agreement (this “Agreement”), executed as of April 1, 2004 and effective as of the 1st day of April 2004, by and between Ivision Group Ltd. (herein “Transferor”) and Crisis Management (herein “Transferee”) in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

WHEREAS, the Board of Directors of the Transferor has determined that the business of the Transferor will require further capital injection in order to find an acquisition for the Transferor;

WHEREAS, the Transferor does not have the funds available as may be required to continue to fund operations and the Transferor has also failed to provide sufficient funding for its past development;

WHEREAS, the Board of Directors of the Transferor has determined to dispose of the all of the shares of all subsidiaries (the “Shares”);

WHEREAS, Transferor has an outstanding accounts payable (the "Accounts Payable") in the amount of $244,255US, outstanding which it wishes to dispose of,  which it has been unable to pay and Transferor wishes to assign the Accounts Payable to the Transferee in exchange for the Transferor transferring to the Transferee the Shares as a part of this disposition agreement.

WHEREAS, the Transferee has agreed to assume the Accounts Payable in exchange for the Shares and to assist the Transferor in sourcing funding should the Transferor find a suitable acquisition on such terms as may be determined between the Transferee and the Transferor ..

WHEREAS, the subsidiaries will maintain at the date of disposition all their assets and liabilities.

NOW THEREFORE, subject to the terms and conditions herein and acceptance by the Transferee, the Transferor hereby agrees to undertake the following actions as defined in Article I and Article II herein for the consideration stated herein.

ARTICLE I

TRANSFER OF SHARES

1.01

Immediately upon the execution of this Agreement the Transferor shall transfer the Shares to the Transferee.

1.02

The Shares shall be free and clear of all liens and encumbrances and the Transferee shall have good title to the Shares immediately upon the execution of this Agreement.

ARTICLE II

ACCOUNTS PAYABLE

2.01

Immediately upon the execution of this Agreement the Accounts Payable shall be assigned to and assumed by the Transferee.

2.02

The Transferor acknowledges that it shall assign the Accounts Payable on the books of the Transferor and that the Transferee shall assume any and all  obligations for the payment of the Accounts Payable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR

3.01

The Transferor  is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite power and authority to enter into this Agreement.  The Transferor has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

3.02

This Agreement has been duly executed and delivered by the Transferor and thereby constitutes a valid and binding agreement, enforceable against the Transferor in accordance with its terms.

3.03

The execution, delivery and performance of this Agreement, and the completion of the transactions contemplated herein, have been or will be prior to Closing, consented to and approved by the Board of Directors of the Transferor and shall be subject to the requisite regulatory approvals.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE

5.01

The Transferee represents that it holds the requisite power and authority to enter into this Agreement.

5.02

This Agreement has been duly executed and delivered by the Transferee and thereby constitutes a valid and binding agreement, enforceable against the Transferee in accordance with its terms.

1.1

The execution, delivery and performance of this Agreement, and the completion of the transactions contemplated herein, shall have been or will be prior to Closing, consented to and approved by the Board of Directors of the Transferee.

ARTICLE VI

CLOSING

6.01

The closing of the transactions as contemplated by this Agreement (“the Closing”) will take place within 5 days of the execution of this Agreement at the offices of the Transferor or such other date or location as the parties may agree to in writing. The transactions contemplated by this Agreement shall be deemed to have occurred as of April 1, 2004, regardless of the actual date of Closing.

6.02

At the Closing, Transferor will tender to the Transferee:

(a)

all of the Shares of the subsidiaries duly endorsed for transfer to the Transferee;

(b)

the resignations of all of the directors and officers of the subsidiaries as may be required  by the Transferee.

6.03

At the Closing, the Transferee will tender to the Transferor:

(a)

an executed assumption agreement for the Accounts Payable.

ARTICLE VII

MISCELLANEOUS

7.01

The parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

7.02     Time shall be of the essence hereof.

7.03

Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the party to whom it is given or, if mailed, by prepaid registered mail addressed to such party at such address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this clause. Any notice mailed shall be deemed to have been given and received on the fifth business day next following the date of its mailing unless at the time of mailing or within five business days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the party to whom it is addressed shall be deemed to have been given and received on the business day next following the day it was delivered or faxed.

7.04

This Agreement shall be governed by and construed in accordance with the law of the State of Nevada and the parties submit and attorn to the jurisdiction of the courts of the State of Nevada.

7.05

If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

7.06

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, by and between any of the parties with respect to the subject matter hereof.

7.07

The parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

7.08

This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

7.09

This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

Ivision Group Ltd.

Crisis Management Inc.,

a Nevada corporation

a Belize corporation

By: /s/ Michel Bourbonnais

By:

/s/ Mark Hulse

Name:

Michel Bourbonnais

Name:  Mark Hulse

Title:

Director

Title:     Director